Exhibit 99.3

• • • • • • • • • • • dividend growth since Q1’21 since Q3’20 since Q3’20

• • • • • •

Total loan requests reviewed: $[X]bn2

• • • •

• • • • • • • • • • •

Exhibit 99.3

November 3, 2021

BRIGHTSPIRE CAPITAL

INVESTOR PRESENTATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments (including, but not limited to, the Los Angeles mixed-use development loan, other hospitality loans, and Dublin development financings), financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties; the Company's use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness, borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; the conditions to the completion of the co-invest portfolio sale may not be satisfied, or the approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; the timing or ability to payoff off the 5-investment preferred financing following the co-invest portfolio sale and net effect book value for such events (including the extent of purchase price adjustments); and the impact of legislative, regulatory, tax and competitive changes, and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large scale internally-managed commercial real estate credit REIT with a growing balance sheet

BRIGHTSPIRE CAPITAL

- Veteran management team with proven track record
- Stable and growing portfolio of primarily senior loans and net lease assets, with **$4.4B of total at-share assets** and **$1.6B of book equity value**(1)
- Transparent organizational model with over 50 dedicated professionals
- Simple strategy focused on building current and predictable earnings and sustainable dividends
- Ample liquidity to drive pipeline and earnings. **$367M** of total liquidity, **$209M** of unrestricted cash(2)
- Prudent balance sheet with embedded financing capacity. **$300M** undrawn corporate revolver and **$1.4B** repurchase facility availability(2)

Amounts presented are as of September 30, 2021, unless otherwise stated; at BRSP share
1. Based on undepreciated book value; excludes the impact of accumulated depreciation and amortization on real estate investments
2. As of November 1, 2021

KEY METRICS SNAPSHOT

Diversified and growing $4.4 billion portfolio primarily comprised of senior loans and net lease assets

Quick Facts

Total At-Share Assets ($B) (Undepreciated)	**$4.4**
Current Liquidity ($M)[1]	**$367**
Q3'21 Adjusted Distributable Earnings ($M) Per Share	**$35.0** $0.26
Q3'21 Dividend Per Share *(Increased to $0.18 per share for Q4'21)*	**$0.16**
Book Value (GAAP) ($B) Per Share	**$1.5** $11.04
Book Value (Undepreciated) ($B) Per Share	**$1.6** $12.00

Investment Portfolio[2]



66%
15%
3%
12%
4%
Senior mortgage loans
Mezzanine loans
Preferred equity
Net lease & other real estate
CRE debt securities
Loan Portfolio 84%

New Originations (Since September 2020)[3]

Number of Loans	**69**
Total Committed Capital ($B)	**$2.1**
Average Loan Size ($M)	**$30**
W.A. Coupon Spread	**L+350**
% Floating Rate	**99%**

Capital Structure

Total Capitalization ($B)	**$4.3**
Total Outstanding Debt ($B)	**$2.7**
Debt-to-Asset Ratio	**61%**
Net-Debt-to-Equity Ratio	**1.6x**
Blended All-in Cost of Financing	**2.38%**



37%
35%
13%
13%
2%
Stockholders' equity (undepreciated)
Securitization bonds payable (non-recourse)
Master repurchase facilities (limited recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

BRIGHTSPIRE CAPITAL

Amounts presented at BRSP share and as of September 30, 2021, unless otherwise noted
1. As of November 1, 2021
2. Based on GAAP net carrying value; includes the impact of accumulated depreciated and amortization related to real estate assets; excludes cash and other net assets and CECL reserves
3. As of November 1, 2021; based on total committed capital and includes both closed and in-execution deals, except for W.A. coupon spread, which excludes one mezzanine loan

ACCOMPLISHMENTS & PRIORITIES

BRSP is executing on its business plan

YTD 2021 Accomplishments

Reinstated and Growing Dividend

Reinstated dividend at $0.10/share for Q1'21

Increased dividend to $0.14/share for Q2'21 and to $0.16/share for Q3'21

Increased dividend to $0.18/share for Q4'21 (80% growth since Q1'21)

Increasing Earnings

Q3'21 Adj. Distributable Earnings of $0.26/share (30% QoQ growth)

Internalized on April 30th and Rebranded to BrightSpire Capital, Inc. on June 24th

Fully Realized Internalization Cost Savings

$16M annual go-forward cash G&A savings ($0.12/share)

Robust New Loan Originations ($1.9B in 2021)[(1)]

Executed $800M CLO Offering on July 20th

Remaining 2021 & 2022 Priorities

Deploy Excess Cash on the Balance Sheet while Managing Repayments and Maintaining Flexible Liquidity Position

Actively Manage Portfolio & Repatriate Capital Associated w/ Non-Performing Investments

Close $223M sale of development and non-accrual co-investments under contract

Continue to Rotate the Portfolio, Grow Earnings and Dividend and Reach Full-Deployment

Amounts presented are as of November 1, 2021 unless otherwise stated; at BRSP share
1. Represents total committed capital and includes both closed and in-execution deals

INTERNALIZATION – STRATEGIC BENEFITS

On April 30, 2021, BRSP completed an internalization of management and operating functions. The transaction enhances BRSP's positioning and produces meaningful cost savings

COST SAVINGS THROUGH REDUCTION IN OPERATING EXPENSES

Achieved run-rate cash G&A savings of $16M per year, or $0.12/share

MANAGEMENT CONTINUITY & TEAM EXPERTISE

Continue to be led by CEO Michael Mazzei and COO Andrew Witt and seasoned senior management team

FURTHER ALIGNS MANAGEMENT WITH COMPANY AND STOCKHOLDERS

Internalized structure results in a transparent organizational model and dedicated employee base

REBRANDING TO REFLECT THE COMPANY'S EVOLUTION

The Company rebranding marks an important milestone in becoming self-managed

LARGE AND GROWING LOAN PORTFOLIO

BRSP is focused on new senior loan originations which is driving earnings and dividend growth

Loan Portfolio Growth[1]



Senior Loans
Subordinate Debt
15%
85%
($2.0 billion)
Q3'20
7%
93%
($3.0 billion)
Q3'21
50%
senior loan increase
since Q3'20

Loan Portfolio Diversification[1]



Q3'20
Q3'21
30%
53%
MULTIFAMILY
34%
30%
OFFICE
36%
17%
ALL OTHER(2)
77%
multifamily increase
since Q3'20

Accomplishing Key Initiatives During 2021

Growing Portfolio

- **$3.2** loan portfolio across 90 loans; average loan size **$36M**
- Increasing share of senior first mortgages and multifamily exposure

Reinstituted & Growing Dividend

- $0.10/share in Q1'21
- $0.14/share in Q2'21
- $0.16/share in Q3'21
- **$0.18/share in Q4'21 or $0.72/share annualized**

80% dividend growth since Q1'21

Strong Liquidity

- **$367M** total liquidity, $209M unrestricted cash[3]
- Deploying capital with **$2.1B** in new originations since September 2020[4]

Diversified Capital Structure, Embedded Financing Capacity

- 1.6x net debt-to-equity
- Fully undrawn corporate revolver, repurchase facilities ($1.4B availability)[3]
- Limited recourse indebtedness

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2021, unless otherwise stated; at BRSP share

1. Based on GAAP gross carrying value as of September 30, 2021; excludes cash and other net assets and CECL reserves
2. Includes hotel, industrial, other / mixed-use and retail property types
3. As of November 1, 2021
4. Amounts presented reflect total committed capital and include both closed and in-execution deals as of November 1, 2021

SIGNIFICANT NEW ORIGINATIONS ACTIVITY

Building quality earnings through the deployment of cash into first mortgages with a focus on multifamily and office in growth markets

Convert Liquidity into New First Mortgage Loan Originations

- $367M of liquidity between cash on hand and corporate revolver to fund new deals with predictable earnings
- 56 new investments closed since Q3'20 for $1.7B of committed capital; 13 additional loans under contract for $405M of committed capital

Powerful Originations Platform Producing Results

- $2.1B of new originations closed or under contract since Q3'20[1]
- Emphasis on diversification and reducing average loan balances

Team with Proven Credit Expertise

- George Kok as Chief Credit Officer
- 35 years of experience as proven leader and business builder in CRE finance and CMBS

Collateral Diversification


26%
74%
Multifamily
Office

Region Diversification


4%
12%
30%
54%
Southwest
West
Southeast
Northeast

New Originations with Predictable and Quality Earnings[1]

Number of Loans	**69**
Total Committed Capital / Initial Funding	**$2.1B / $1.8B**
Average Loan Size (Committed Capital)	**$30M**
W.A. Coupon Spread	**L+350**
W.A. Initial Term / Extended Term	**3 yrs. / 5 yrs.**
% Floating Rate	**99%**
% Acquisition Financing	**71%**

BRIGHTSPIRE CAPITAL

Amounts presented are as of November 1, 2021, unless otherwise stated; at BRSP share
1. Amounts presented include both closed and in-execution deals as of November 1, 2021, except for W.A. coupon spread, which excludes one mezzanine loan

LENDING MARKET UPDATE

CRE Debt Market

- Economic recovery underway
- Low interest rates support robust transaction volume and liquid financing markets
- Potential for rising rates favors floating rate loans
- Multifamily, industrial are preferred asset classes; select office and other niche asset classes such as self storage
- Increased demand for high quality loans, tightening spreads

BRSP Investment Themes

- Lending into the path of growth
- Middle market focus
- $25 to $50 million average loan size
- 2 to 3-year initial term
- In-place cash flows and prudent advance rates
- Primarily multifamily and office within the U.S.
- No land or predevelopment loans

ROBUST INVESTMENT PLATFORM

Rigorous underwriting and screen process for each investment

Comprehensive Investment Capabilities

- Over 50 dedicated professionals throughout the U.S.
- Deep relationships with borrowers and intermediaries
- Real-time real estate market intelligence
- Expertise in identifying, evaluating and structuring investments
- Ability to source investments across the capital stack

Screening & Evaluation Process (Since September 2020)



Total Investments Evaluated
# of Investments / Face Value ($B)
1,978 / ~$94B
Total Investments Underwritten
430 / ~$18B
Total Closed & In-execution
69 / ~$2.1B
% of Investments Evaluated
100%
19%
2%

BRIGHTSPIRE CAPITAL

Amounts presented as of November 1, 2021

PRUDENT CAPITAL STRUCTURE

Current capital structure provides flexibility and support to drive growth and return on equity

Capital Structure[1]

61% Debt-to-asset ratio

1.6x Net-debt-to-equity ratio

0.1x Recourse debt-to-equity ratio

2.38% Blended all-in cost of financing



Recourse debt
3%
Stockholders' equity (undepreciated)
37%
Total Capitalization
$4.3B
Non-recourse debt
60%

Access to Diverse and Efficient Financing Sources

- Robust liquidity: $367M of total liquidity, $209M of cash[2]
- Successfully closed $800M CLO on July 20th
- Moderate leverage ratios and limited recourse debt exposure
- Embedded financing capacity within existing structure and access to additional financing sources
  - Fully undrawn $300M corporate revolver[2]
  - Master repurchase facilities / term facilities ($1.4B of availability)[2]
  - Mortgage debt
  - Public capital markets
  - Capital market securitizations

Amounts presented are as of September 30, 2021, unless otherwise stated; at BRSP share
1. Based on stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments, where applicable
2. As of November 1, 2021

REDUCING THE TRADING GAP

Q3'21 book value of approximately $1.6 billion and BRSP is trading at over a $2 per share discount

Trading Discount to Book Value Per Share



Q3'21 Book Value
$12.00
$4.53/share or ~$600M of equity market cap growth year-over-year
$2.06/share or ~$275M between current share price and book value
$5.41
$9.94
Investment Portfolio (Investment-Level Only)
$10.16
Cash & Other Net Assets
$1.84
11/3/20 Share Price[1]
11/1/21 Share Price[2]
9/30/21 Book Value[3]

Reducing the Discount

- Deploy Cash on Balance Sheet
- Repatriate Capital from Lower Return Investments
- Increase Exposure to Senior Loans
- Grow Earnings and Dividend

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2021, unless otherwise stated; at BRSP share
1. Represents BRSP closing share price as of November 3, 2020
2. Represents BRSP closing share price as of November 1, 2021
3. Represents undepreciated book value as of September 30, 2021

Q3 RESULTS SUMMARY

($ in millions, except where noted and per share data)	Q2'21	Q3'21	% Change
GAAP Net Loss Per Share	**$(19.7)** $(0.15)	**$(70.1)** $(0.54)	n.a.
Distributable Loss Per Share	**$(27.1)** $(0.20)	**$(68.4)** $(0.51)	n.a.
Adjusted Distributable Earnings Per Share	**$27.0** $0.20	**$35.0** $0.26	30%
Total At-Share Assets (Undepreciated) ($B)	**$4.3**	**$4.4**	2%
Book Value (GAAP) ($B) Per Share	**$1.6** $11.75	**$1.5** $11.04	(6%)
Book Value (Undepreciated) ($B) *Per Share*	**$1.7** $12.66	**$1.6** $12.00	(5%)
Quarterly Dividend Per Share	**$0.14**	**$0.16**	14%
CECL Reserve Per Share	**$42.9** $0.32	**$43.7** $0.33	3%

Investment Type %[1]


4%
12%
Total
Investment-level
Net Carrying
Value
$1.2B
84%
Loan Portfolio
Net Lease & Other Real Estate
CRE Debt Securities

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2021, unless otherwise stated; at BRSP share
1. Based on GAAP net carrying value as of September 30, 2021; excludes cash and other net assets

Q3 PORTFOLIO DETAIL

BRSP's loan portfolio increased 33% year-over-year from $2.4 billion at Q3'20 to $3.2 billion driven by new senior loan originations

Loan Portfolio	
Total Number of Investments	90
Carrying Value	$3.2B
Average Investment Size	$36M
W.A. Extended Term	3.5 yrs.
W.A. Unlevered Yield	5.4%
W.A. Risk Ranking	3.2
W.A. Loan-to-Value (Senior Loans Only)	70%

Real Estate Portfolio	NNN	Other RE[1]
Total Number of Investments	9	3
Carrying Value	$496M	$200M
Rentable Square Feet	3.2M	1.3M
W.A. % Leased / Remaining Lease Term	100% / 9.2 yrs.	87% / 3.9 yrs.

CRE Debt Securities	
Total Number of Investments	6
Carrying Value	$48M

BRIGHTSPIRE CAPITAL

Amounts presented are as of September 30, 2021, unless otherwise stated; at BRSP share

1. Rentable square feet, W.A. % leased and remaining lease term excludes hotel property type

INVESTMENT OPPORTUNITY

Internalized structure and prudent balance sheet positions the Company on a path towards substantial earnings growth and shareholder value creation

POSITIONED FOR GROWTH

- Internalized, transparent organizational model with dedicated employee base of over 50 professionals
- Liquidity position of $367M
- Experienced team to capitalize on growth opportunities
- Efficient operating structure and overhead

A SIMPLE GAME PLAN

- Deploy cash on balance sheet into new senior loans
- Repatriate proceeds from lower yielding assets and redeploy the capital
- **Build earnings and grow the dividend**
- **$2.1B of new originations closed or under contract since Q3'20**

STABLE & RECURRING EARNINGS

- Build current and predictable earnings
- Grow dividend
- **Close valuation discount between current share price and underlying book value**

Amounts presented as of November 1, 2021

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

INVESTOR RELATIONS

ADDO Investor Relations
Lasse Glassen
310-829-5400
lglassen@addoir.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Timothy Hayes
212-738-6199

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

BRIGHTSPIRE CAPITAL

APPENDIX



IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we paid the Manager, see Note 10, "Related Party Arrangements" to our consolidated financial statements included in Form 10-Q to be filed with the U.S. Securities and Exchange Commission ("SEC").

We define Distributable Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or "OP") and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default / loss given default (or "PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include provision for loan losses when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments or unrealized gains or losses, (iii) realized provision for loan losses and (iv) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the current principal amount divided by the appraisal value as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans and preferred equity investments. In addition to reviewing loans and preferred equity for impairments on a quarterly basis, the Company evaluates loans and preferred equity to determine if an allowance for loan loss should be established. In conjunction with this review, the Company assesses the risk factors of each loan and preferred equity investment and assigns a risk rating based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, the Company's loans and preferred equity investments are rated "1" through "5," from less risk to greater risk. At the time of origination or purchase, loans and preferred equity investments are ranked as a "3" and will move accordingly going forward.

CONSOLIDATED BALANCE SHEET

	September 30, 2021 (Unaudited)	December 31, 2020
Assets		
Cash and cash equivalents	$ 208,711	$ 474,817
Restricted cash	70,304	65,213
Loans and preferred equity held for investment	3,166,236	2,220,688
Allowance for loan losses	(42,730)	(37,191)
Loans and preferred equity held for investment, net	3,123,506	2,183,497
Real estate securities, available for sale, at fair value	3,945	10,389
Real estate, net	791,946	839,257
Investments in unconsolidated ventures ($4,848 and $6,883 at fair value, respectively)	204,428	373,364
Receivables, net	57,789	37,375
Deferred leasing costs and intangible assets, net	67,316	75,700
Assets held for sale	44,218	323,356
Other assets	66,051	60,900
Mortgage loans held in securitization trusts, at fair value	840,341	1,768,069
Total assets	$ 5,478,555	$ 6,211,937
Liabilities		
Securitization bonds payable, net	$ 1,500,223	$ 835,153
Mortgage and other notes payable, net	764,731	1,022,757
Credit facilities	558,462	535,224
Due to related party	-	10,060
Accrued and other liabilities	92,341	96,578
Intangible liabilities, net	6,574	7,657
Liabilities related to assets held for sale	-	323
Escrow deposits payable	54,866	36,973
Dividends payable	21,234	-
Mortgage obligations issued by securitization trusts, at fair value	800,831	1,708,534
Total liabilities	3,799,262	4,253,259
Commitments and contingencies		
Equity		
Stockholders' equity		
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.01 par value per share		
Class A, 950,000,000 shares authorized, 129,759,132 and 128,564,930 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,298	1,286
Additional paid-in capital	2,854,626	2,844,023
Accumulated deficit	(1,468,231)	(1,234,224)
Accumulated other comprehensive income	44,886	54,588
Total stockholders' equity	1,432,579	1,665,673
Noncontrolling interests in investment entities	213,243	253,225
Noncontrolling interests in the Operating Partnership	33,471	39,780
Total equity	1,679,293	1,958,678
Total liabilities and equity	$ 5,478,555	$ 6,211,937

$ in thousands, except share data; as of September 30, 2021, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30, 2021	2020
Net interest income		
Interest income	$ 47,082	$ 36,391
Interest expense	(14,962)	(13,426)
Interest income on mortgage loans held in securitization trusts	10,806	20,462
Interest expense on mortgage obligations issued by securitization trusts	(9,508)	(18,204)
Net interest income	33,418	25,223
Property and other income		
Property operating income	26,376	41,678
Other income	946	30
Total property and other income	27,322	41,708
Expenses		
Management fee expense	-	7,083
Property operating expense	7,266	15,277
Transaction, investment and servicing expense	1,086	1,627
Interest expense on real estate	7,968	12,205
Depreciation and amortization	8,850	14,770
Provision for loan losses	769	10,404
Impairment of operating real estate	-	3,451
Administrative expense (including $2,673 and $1,376 of equity-based compensation expense, respectively)	11,812	5,780
Total expenses	37,751	70,597
Other income (loss)		
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	3,867	(13,162)
Realized loss on mortgage loans and obligations held in securitization trusts, net	(3,867)	-
Other gain, net	3,309	9,680
Income (loss) before equity in earnings of unconsolidated ventures and income taxes	26,298	(7,148)
Equity in earnings (loss) of unconsolidated ventures	(95,977)	(1,779)
Income tax benefit (expense)	(2,065)	15,357
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	(71,744)	6,430
Net (income) loss attributable to noncontrolling interests:		
Investment entities	61	(1,222)
Operating Partnership	1,626	(201)
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$ (70,057)	$ 5,007
Net income (loss) per common share – basic and diluted	$ (0.54)	$ 0.04
Weighted average shares of common stock outstanding – basic and diluted	128,693	128,583

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of September 30, 2021, unless otherwise stated; Unaudited

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at BRSP share balance sheet

	As of September 30, 2021		
	Consolidated	NCI[1]	At BRSP share[2]
Assets			
Loans and preferred equity held for investment, net	$ 3,123,506	$ -	$ 3,123,506
Real estate securities, available for sale, at fair value	3,945	-	3,945
Real estate, net	791,946	179,304	612,642
Investments in unconsolidated ventures	204,428	167,428	37,000
Deferred leasing costs and intangible assets, net	67,316	22,750	44,566
Assets held for sale	44,218	13	44,205
Mortgage loans held in securitization trusts, at fair value[3]	840,341	800,831	39,510
Cash, restricted cash, receivables and other assets	402,855	13,496	389,359
Total assets	$ 5,478,555	$ 1,183,822	$ 4,294,733
Liabilities			
Securitization bonds payable, net	$ 1,500,223	$ -	$ 1,500,223
Mortgage and other notes payable, net	764,731	153,202	611,529
Credit facilities	558,462	-	558,462
Intangible liabilities, net	6,574	722	5,852
Mortgage obligations issued by securitization trusts, at fair value[3]	800,831	800,831	-
Other liabilities, escrow deposits payable and dividends payable	168,441	15,824	152,617
Total liabilities	$ 3,799,262	$ 970,579	$ 2,828,683
Total equity (including noncontrolling interests in the Operating Partnership)	$ 1,679,293	$ 213,243	$ 1,466,050
Total liabilities and equity	$ 5,478,555	$ 1,183,822	$ 4,294,733
Total common shares and OP units outstanding	132,835	132,835	132,835
GAAP net book value per share	$ 12.64	$ 1.60	$ 11.04
Accumulated depreciation and amortization[4]	$ 150,861	$ 22,817	$ 128,044
Accumulated depreciation and amortization per share[4]	$ 1.14	$ 0.18	$ 0.96
Undepreciated book value	$ 1,830,154	$ 236,060	$ 1,594,094
Undepreciated book value per share	$ 13.78	$ 1.78	$ 12.00

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of September 30, 2021, unless otherwise stated; Unaudited
1. Represents interests in assets held by third party partners
2. Represents the proportionate share attributed to BRSP based on BRSP's ownership % by asset
3. Reflects the net impact of securitization assets and related obligations which are consolidated for accounting purposes
4. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of GAAP net book value to undepreciated book value

	As of September 30, 2021	
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,466,050
Accumulated depreciation and amortization[1]		128,044
Undepreciated book value	$	1,594,094
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	11.04
Accumulated depreciation and amortization per share[1]		0.96
Undepreciated book value per share	$	12.00
Total common shares and OP units outstanding		132,835

In thousands, except per share data; as of September 30, 2021, unless otherwise stated; Unaudited
1. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of GAAP net loss to Distributable Earnings (Loss)

		Three Months Ended September 30, 2021
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$	(70,057)
Adjustments:		
Net loss attributable to noncontrolling interest of the Operating Partnership		(1,626)
Non-cash equity compensation expense		2,673
Depreciation and amortization		8,859
Net unrealized loss (gain) on investments:		
Other realized gain on investments		(8,797)
CECL reserves		768
Adjustments related to noncontrolling interests		(190)
Distributable Earnings (Loss) attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$	(68,370)
Distributable Earnings (Loss) per share[1]	$	(0.51)
Weighted average number of common shares and OP units[1]		132,835

Reconciliation of Distributable Earnings (Loss) to Adjusted Distributable Earnings

		Three Months Ended September 30, 2021
Distributable Earnings (Loss) attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$	(68,370)
Adjustments:		
Fair value adjustments		97,856
Realized loss on hedges		1,621
Realized loss on CRE debt securities and B-piece		3,868
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$	34,975
Adjusted Distributable Earnings per share[1]	$	0.26
Weighted average number of common shares and OP units[1]		132,835

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of September 30, 2021, unless otherwise stated; Unaudited
1. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended 9/30/21, the weighted average number of common shares and OP units was approximately 132.8 million; includes 3.1 million of OP units

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BRIGHTSPIRE CAPITAL